                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS DEFINITIVE
                 PROXY STATEMENT PERMITTED BY RULE 14a-6(e)(2))
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                               COMPLETEL EUROPE N.V.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                        N/A
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                             COMPLETEL EUROPE N.V.

                                ----------------

                     NOTICE OF ANNUAL SHAREHOLDERS MEETING
                            TO BE HELD MAY 30, 2001

                            ------------------------

TO THE SHAREHOLDERS OF
COMPLETEL EUROPE N.V.

    We, CompleTel Europe N.V., invite you to attend our annual shareholders meeting that will take place at the World Conference Center, Schipholboulevard 127, 1118 BG, Schiphol, The Netherlands. This meeting will begin at 1:00 pm local time on Wednesday, May 30, 2001. Its purposes are as follows:

    (a) To discuss our statutory annual accounts and the other information referred to in Article 392 of Book 2 of the Dutch Civil Code;

    (b) To deliver the written report by our Board of Management on the state of our affairs and the management conducted during 2000;

    (c) To re-elect the existing members of our Supervisory Board and to elect Mr. William H. Pearson as an additional member to our Supervisory Board, each to serve until his successor is elected and qualified, in each case from a non-binding nomination by our Supervisory Board;

    (d) To elect, from a binding nomination by the Supervisory Board, three new members to our Board of Management, each to succeed the existing Managing Directors and to serve until his successor is elected and qualified;

    (e) To adopt our statutory annual accounts for the fiscal year ended December 31, 2000;

    (f) To grant discharge to the members of our Supervisory Board and Board of Management from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2000;

    (g) To appoint Arthur Andersen as our auditors for the fiscal year ending December 31, 2001;

    (h) To extend the authority of our Board of Management, for an 18 month period ending 31 March 2003, to purchase fully-paid up shares in our capital for a per share consideration (1) not less than the nominal value of these shares and (2) not more than 100% of the highest stock exchange rate quoted on the Nasdaq National Market or the Bourse de Paris, PROVIDED THAT the nominal value of the shares to be acquired, together with shares we already hold or hold in pledge (either directly or through a subsidiary), does not exceed one-tenth of our total issued and outstanding share capital;

    (i) To amend our articles of association to absolve us of the obligation to publish a newspaper advertisement in The Netherlands announcing our general meetings of shareholders in accordance with the proposal of the Board of Management, as approved by the Supervisory Board; and

    (j) To discuss such other business as may properly come before the meeting.

    Our proxy statement, the proxy card and attendance form, and our 2000 annual report are included with this notice of our annual shareholders meeting in 2001. On or prior to April 30, 2001, we first mailed this package of documents to each registered holder of our ordinary shares at the close of business on April 16, 2001. Furthermore, each broker, dealer or other participant in the clearing systems of the Depository Trust Company and Euroclear France who, at this time, might have held our ordinary shares on behalf of beneficial owners has been supplied with the number of these document packages that it requested for distribution to beneficial owners.

    From today until the close of our annual meeting, our proxy materials will also be available on our website www.completel.com and open for inspection at:

    - our registered offices located at Drentestraat 24, 1083 HK Amsterdam, The Netherlands; and

    - the offices of Citibank, N.A. (Citibank) located at 111 Wall Street, New York, New York 10043.

    Copies of these documents can be obtained free of charge by our registered shareholders, and other persons entitled to attend our shareholders meetings by written request to CompleTel Headquarters Europe S.A.S. at Tour Egee, 9-11, allee de l'Arche 92671 Courbevoie Cedex, France, Attention: CompleTel Group investor relations.

    If you are a registered shareholder (that is, if you hold our ordinary shares registered in your own name), you may vote your shares by following one of the two procedures described below:

    1) VOTING IN PERSON BY REGISTERED SHAREHOLDERS. To be eligible to vote your shares in person at our annual shareholders meeting, you must complete and sign the enclosed attendance form, and Citibank must receive the completed attendance form from you no later than 5:00 P.M. (New York City time) on May 23, 2001. Citibank's address is listed on the attendance form. The timely receipt by Citibank of the duly completed and signed attendance form will constitute a notification to us of your intention to exercise your voting and meeting rights.

    2) VOTING OF REGISTERED SHAREHOLDERS BY PROXY. To vote your shares by proxy, you must complete and sign the enclosed proxy card, and Citibank must receive the completed proxy card from you no later than 5:00 P.M. (New York City time) on May 23, 2001. Citibank's address is listed on the proxy card. The timely receipt by Citibank of the duly completed and signed proxy card will constitute a notification to us of your intention to exercise your voting rights by means of a proxy.

    If you are not a registered shareholder, but, through a bank, broker or another agent, you beneficially own our ordinary shares, you may instruct your agent to vote your shares. To do so, complete, sign and return to your agent
(a) the enclosed proxy card or (b) the voting instruction form that it provided to you, as instructed by your agent. Your agent must receive the relevant form prior to the deadline it establishes. We expect your agent will set this deadline sometime before the May 23 deadline applicable to our registered shareholders, since sufficient time must be allowed for your agent to process the voting instructions that it receives from you and all of its other clients, such that a proxy card reflecting these instructions is received by Citibank no later than May 23, 2001.

                                          By order of the Board of Management

                                          John M. Hugo
                                          CORPORATE CONTROLLER AND
                                          CHIEF ACCOUNTING OFFICER

Amsterdam, The Netherlands
April 30, 2001

                               TABLE OF CONTENTS

DISTRIBUTION OF PROXY MATERIAL, AVAILABLE INFORMATION.......          1
VOTING INFORMATION..........................................          1
COST OF SOLICITATION........................................          3
OUR PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY OUR
  MANAGEMENT................................................          4
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................          6
OUR SUPERVISORY BOARD AND ITS COMMITTEES....................          7
AUDIT COMMITTEE REPORT......................................          8
EXECUTIVE COMPENSATION......................................          9
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....         14
SHARE PRICE PERFORMANCE GRAPH...............................         17
CERTAIN TRANSACTIONS........................................         18
PROPOSALS...................................................         20
  Proposal 1--Election of Supervisory Directors.............         20
  Proposal 2--Election of Managing Directors................         22
  Proposal 3--Adoption of Annual Accounts for Fiscal 2000...         24
  Proposal 4--Discharge from Liability of Members of the
    Management and Supervisory Boards.......................         25
  Proposal 5--Appointment of Independent Auditors...........         25
  Proposal 6-- Extension of Authority of the Board of
              Management to Repurchase Ordinary Shares......         25
  Proposal 7--Amendment of our Articles of Association......         26
FUTURE SHAREHOLDERS PROPOSALS...............................         26
    APPENDIX A--CHARTER OF THE AUDIT COMMITTEE..............        A-1
    APPENDIX B--CHARTER OF THE COMPENSATION COMMITTEE.......        B-1
    APPENDIX C--PROPOSED AMENDMENT TO THE ARTICLES OF
     ASSOCIATION............................................        C-1

                             COMPLETEL EUROPE N.V.
                                PROXY STATEMENT

                            ------------------------

    This proxy statement is being sent to you in connection with the solicitation of proxies by the Supervisory Board and Board of Management of CompleTel Europe N.V., a company incorporated under the laws of The Netherlands, for its annual shareholders meeting to be held on Wednesday, May 30, 2001. This meeting will begin at 1:00 pm local time, at the World Conference Center, Schipholboulevard 127, 1118 BG, Schiphol, The Netherlands.

             DISTRIBUTION OF PROXY MATERIAL, AVAILABLE INFORMATION

    On or prior to April 30, 2001, we, CompleTel Europe N.V., first mailed this proxy statement, the proxy card and attendance form, our 2000 annual report and the notice of our annual shareholders meeting in 2001 to each registered holder of our ordinary shares, par value E0.10, at the close of business on April 16, 2001. Furthermore, each broker, dealer or other participant in the clearing systems of the Depository Trust Company (DTC) and Euroclear France (Euroclear) who, at this time, might have held our ordinary shares on behalf of beneficial owners has been supplied with the number of these document packages that it requested for distribution to beneficial owners.

    From today until the close of our annual meeting, our proxy materials will also be available on our website www.completel.com and open for inspection at:

    - our offices located at Drentestraat 24, 1083 HK Amsterdam, The Netherlands; and

    - the offices of Citibank, N.A. (Cititbank) located at 111 Wall Street, New York, New York 10043.

    Copies of these documents can be obtained free of charge by our registered shareholders, and other persons entitled to attend our shareholders meetings, by written request to CompleTel Headquarters Europe S.A.S. at Tour Egee, 9-11, allee de l'Arche 92671 Courbevoie Cedex, France, Attention: CompleTel Group investor relations.

                               VOTING INFORMATION

    MATTERS TO BE DECIDED AT THE ANNUAL MEETING. The enclosed notice of our annual shareholders meeting in 2001 outlines all the matters that we know, as of April 15, 2001, are to be brought before the annual meeting. These matters are described below in further detail.

    RIGHT TO ATTEND THE ANNUAL MEETING. Each of our registered shareholders as of the date of the annual meeting and other parties who, under Dutch law, have meeting rights (for example, pledgees and usufructuaries of shares who have voting rights) and their authorized agents, is entitled to attend our annual shareholders meeting provided that such person gives us at least seven days prior notice of his intention to do so.

    HOW TO ATTEND THE ANNUAL MEETING. If you are a registered shareholder (that is, you hold our ordinary shares registered in your own name) and wish to attend the annual meeting, or to be represented at the meeting by an agent, you must complete and sign the enclosed attendance form, and Citibank must receive the form from you no later than 5:00 P.M. (New York City time) on May 23, 2001. In addition, if you intend to be represented by an agent, you must indicate so on the attendance form AND your agent must present a duly executed power-of-attorney to obtain admission to our annual meeting.

    If you are not a registered shareholder, but you beneficially own ordinary shares that are registered in the name of another person, you may attend the annual meeting as an agent of this registered shareholder. If you wish to do so, you should instruct the registered holder of your shares to submit an attendance form in accordance with the procedures described above. In addition, you must obtain a duly executed power-of-attorney from such registered shareholder and bring it to the meeting.

    RIGHT TO VOTE. As a company incorporated under the laws of The Netherlands, we are governed by Dutch corporate law. Under Dutch corporate law, only persons who are our registered shareholders on the day of our annual shareholders meeting are entitled to vote on the matters to be decided by the meeting. If you are such a registered shareholder, you may only vote the amount of our ordinary shares that you hold of record on the day of our annual shareholders meeting.

    Some of our ordinary shares are held of record by the DTC and Euroclear on behalf of institutions that have accounts with these clearing systems. As brokers, dealers or other types of agents, these participants in DTC and Euroclear may, in turn, hold interests in our ordinary shares on behalf of their clients. If you own interests in our ordinary shares as, or through, a participant in a clearing system, you must rely on the procedures of such clearing system and participant to exercise voting rights. We understand that under existing market practice DTC and Euroclear, as registered shareholders, would act upon the voting instructions of participants in them and these participants would act upon the voting instructions of their clients who are beneficial owners of our ordinary shares.

    HOW TO VOTE. If you are a registered shareholder (that is, if you hold our ordinary shares registered in your own name), you may vote your shares by following one of the two procedures described below:

    1) VOTING IN PERSON BY REGISTERED SHAREHOLDERS. To be eligible to vote your shares in person at our annual shareholders meeting, you must complete and sign the enclosed attendance form, and Citibank must receive the completed attendance form from you no later than 5:00 P.M. (New York City time) on May 23, 2001. Citibank's address is listed on the attendance form.

    2) VOTING OF REGISTERED SHAREHOLDERS BY PROXY. To vote your shares by proxy, you must complete and sign the enclosed proxy card, and Citibank must receive the completed proxy card from you no later than 5:00 P.M. (New York City time) on May 23, 2001. Citibank's address is listed on the proxy card.

    If you are not a registered shareholder, but, through a bank, broker or another agent, you beneficially own our ordinary shares, you may instruct your agent to vote your shares. To do so, complete, sign and return to your agent
(a) the enclosed proxy card or (b) the voting instruction form that it provided to you, as instructed by your agent. Your agent must receive the relevant form prior to the deadline it establishes. We expect your agent will set this deadline sometime before the May 23 deadline applicable to our registered shareholders, since sufficient time must be allowed for your agent to process the voting instructions that it receives from you and all of its other clients, such that a proxy card reflecting these instructions is received by Citibank no later than May 23, 2001.

    REVOKING YOUR PROXY. If you are a registered shareholder who has submitted a proxy, you may change your vote by (1) sending a written notice of revocation to Citibank; (2) submitting a later proxy; or (3) attending the annual meeting AND voting in person (in which case you must submit an attendance form). In each case, your notice of revocation, subsequently dated proxy or attendance form must be received by Citibank no later than 5:00 P.M. (New York City time) on May 23, 2001.

    If you are a beneficial owner of our shares who has submitted a proxy card or voting instructions form to your bank, broker or other agent, you may change your vote by following your agent's procedures for this purpose.

    RETURNING YOUR PROXY WITHOUT INDICATING YOUR VOTE. If you are a registered shareholder and you return a sign proxy card without indicating your vote and do not revoke your proxy, your shares will be voted as follows:

    1. FOR the election of the nominees for Supervisory Directors named below, or, in the event that any of these nominees is unable to serve, and FOR any substitute nominees, as selected by our Supervisory Board;

    2. FOR the election of Messrs. Samples, Lacey and de Vitry as Managing Directors, or, in the event that any of these nominees is unable to serve, and FOR any substitute nominees, as selected by our Supervisory Board;

    3.  FOR the adoption of our statutory annual accounts;

    4. FOR the discharge from liability of members of our Supervisory and Management Boards;

    5.  FOR the appointment of Arthur Andersen as our independent auditors;

    6. FOR the extension of the authority of our Board of Management to repurchase shares; and

    7.  FOR the proposed amendment of our articles of association.

    If you beneficially own interests in our ordinary shares through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some or all of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

    VOTING "ABSTAIN." You can vote "abstain" with regard to some or all of the proposals. If you vote to "abstain," your shares will not be voted and will not be counted in determining the shares necessary for the approval.

    QUORUM. The presence at our annual meeting, in person or by proxy, of the holders of one-third of our ordinary shares outstanding on the day of the annual meeting will constitute a quorum, permitting the meeting to conduct its business. As of April 15, 2001, 160,555,222 of our ordinary shares were outstanding, each entitled to one vote. We do not expect this number to change significantly between now and the day of the annual meeting.

    VOTES REQUIRED TO ELECT DIRECTORS AND ADOPT OTHER PROPOSALS. Except for proposal 2 (regarding election of the Managing Director), all matters to be voted on at the annual meeting require the vote of a majority of the votes cast by shareholders represented at the meeting in person or by proxy. In the case of the election of the Managing Director from a binding nomination by the Supervisory Board, the nominee receiving the greater number of votes shall be elected, unless the binding nature of the nomination is overridden by two-thirds of the votes cast representing more than half of our issued share capital.

    POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING. If the annual meeting is postponed or adjourned, your proxy or voting instructions will still be valid and may be voted at the postponed or adjourned meeting.

                              COST OF SOLICITATION

    We bear the entire cost of the preparation of the proxy materials and the solicitation by the Supervisory Board of your proxy. Our directors, officers and employees will not receive any additional compensation for soliciting. Proxies may be solicited by mail or other means. We have retained Citibank to assist in the distribution of proxy solicitation materials at a cost of approximately [ ] plus out-of-pocket expenses. We will also reimburse brokerage houses and other nominees and fiduciaries in the U.S. for their reasonable out-of-pocket expenses for forwarding soliciting materials to beneficial owners of our ordinary shares.

                         OUR PRINCIPAL SHAREHOLDERS AND
                       SHARE OWNERSHIP BY OUR MANAGEMENT

OUR PRINCIPAL SHAREHOLDERS

    In September 2000, CompleTel LLC, which then indirectly held approximately 75.4% of our share capital, initiated a plan for the distribution of a substantial portion of its assets to the holders of its membership interests pursuant to the terms of its limited liability company agreement. To implement this distribution plan, CompleTel LLC membership units were redeemed in consideration for our ordinary shares. As a result of these transactions:
(1) CompleTel LLC's ownership of our shares decreased to represent, as of April 1, 2001, 9.9% of our share capital; (2) certain holders of CompleTel LLC's membership units who owned our shares indirectly through CompleTel LLC
(a) received a distribution of our ordinary shares in redemption of their LLC units or (b) contributed their membership units to us in exchange for an equivalent number of our ordinary shares, and now own our shares directly; and
(3) we now hold common units of CompleTel LLC representing approximately 15.5% of CompleTel LLC's capital.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of our equity securities as of April 1, 2001 by:

    - each member of our Supervisory Board and persons nominated to become members of our Supervisory Board;

    - each of our Chief Executive Officer and four other executive officers who, based on salary and bonus compensation, were our most highly compensated for the year ended December 31, 2000;

    - taken as a group, all our executive officers, Supervisory Board members and Supervisory Board nominees; and

    - each shareholder who is known to us to own beneficially more than 5% of our ordinary shares as of such date.

                                                                COMPLETEL EUROPE N.V.
                                                              -------------------------
                                                                             PERCENTAGE
NAME OF BENEFICIAL OWNER                                      SHARES OWNED   OF SHARES
------------------------                                      ------------   ----------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
William H. Pearson(1)(12)...................................    6,549,215        4.1%
Timothy A. Samples..........................................           --          *
Richard N. Clevenger(2)(12).................................    5,596,910        3.5
David E. Lacey(3)(12).......................................    1,123,068        0.7
Martin Rushe(4)(12).........................................      209,258          *
Jerome de Vitry(5)(12)......................................      615,909          *
James E. Dovey(6)(12).......................................    6,524,411        4.1
Lawrence F. DeGeorge(7)(11)(12).............................   26,706,043       16.6
James C. Allen(8)(12).......................................      833,437        0.5
Royce J. Holland(9)(12).....................................      825,349        0.5
Paul J. Finnegan............................................           --          *
James H. Kirby..............................................           --          *
James N. Perry, Jr..........................................           --          *
All directors and executive officers as a group (16
  persons)..................................................   49,867,257       31.1

5% OWNERS:
Madison Dearborn Partners(10)(12)...........................   64,573,990       40.2
DeGeorge Telecom Holdings Limited Partnership(11)(12).......   26,208,676       16.3
CompleTel LLC(12)...........................................   15,818,859        9.9

------------------------

  * Less than 0.5%.

 (1) 4,455,027 of these shares are owned indirectly by Mr. Pearson, 102,497 indirectly by Haj LLC and 1,991,691 indirectly by Haj Pearson LLC, through their respective ownership interests in CompleTel LLC. Mr. Pearson has sole voting power for each of these entities.

 (2) 1,379,790 of these shares are owned indirectly by Mr. Clevenger, and 24,229 indirectly by Clevenger Family Company LLC, through their respective ownership interests in CompleTel LLC. 1,758,632 of the remaining shares are owned directly by Mr. Clevenger, 501,006 directly by Clevenger Family Company LLC, and 1,933,253 directly by Clevenger Family Partnership LLP. Mr. Clevenger has sole voting power for each of these entities.

 (3) 338,911 of these shares are owned indirectly by Mr. Lacey through his ownership interests in CompleTel LLC. The remaining 784,157 shares are directly owned by him.

 (4) 38,320 of these shares are owned indirectly by Mr. Rushe through his ownership interests in CompleTel LLC. The remaining 170,938 shares are directly owned by him.

 (5) 116,312 of the shares are owned indirectly by Mr. de Vitry through his ownership interests in CompleTel LLC. The remaining 499,597 shares are directly owned by him.

 (6) 1,942,852 of these shares are owned indirectly by Mr. Dovey, and 40,290 indirectly by Dovey Family Company LLC through their respective ownership interests in CompleTel LLC. 3,229,413 of the remaining shares are owned directly by Mr. Dovey, 832,854 directly by Dovey Family Company LLC and 479,002 directly by Dovey Family Partners LLP. Mr. Dovey has sole voting power for each of these entities.

 (7) 497,367 of these shares are owned directly by Mr. DeGeorge. The remaining 26,208,676 shares are owned indirectly through DeGeorge Telcom Holdings Limited Partnership. Mr. DeGeorge is the Chairman and Chief Executive Officer of LPL Investment Group, Inc., which controls DeGeorge Telcom Holdings Limited Partnership.

 (8) 62,492 of these shares are owned indirectly by Mr. Allen through his ownership interests in CompleTel LLC. 770,357 of the shares are owned directly by Mr. Allen. The remaining 588 shares are owned by Mr. Allen's wife, as to which Mr. Allen disclaims beneficial ownership.

 (9) 62,492 of these shares are owned indirectly by Mr. Holland through his ownership interests in CompleTel LLC. The remaining 762,857 shares are directly owned by him.

(10) 2,924,659 of these shares are owned indirectly by Madison Dearborn Capital Partners II, L.P. through its ownership interests in CompleTel LLC. The remaining 61,649,331 shares are owned directly. Messrs. Finnegan, Kirby and Perry are managing directors of Madison Dearborn Partners, Inc., the general partner of Madison Dearborn Capital Partners II, L.P. The address of Madison Dearborn Partners is Three First National Plaza, Chicago, Illinois 60602.

(11) 1,208,023 of these shares are owned indirectly by DeGeorge Telcom Holdings Limited Partnership through its ownership interests in CompleTel LLC. The remaining 25,000,653 shares are owned directly. Mr. DeGeorge has sole voting and investment power over the shares owned by DeGeorge Telcom Holdings Limited Partnership. The address of DeGeorge Telcom Holdings Limited Partnership is 639 Isbell Road, Suite 390, Reno, Nevada 89509.

(12) CompleTel LLC owns our ordinary shares indirectly through its wholly owned subsidiary, CompleTel (N.A.) N.V. Holders of common interests in CompleTel LLC could be deemed to be beneficial owners of our ordinary shares that are owned by CompleTel LLC, because (a) CompleTel (N.A.) N.V.'s power to vote and dispose of our outstanding ordinary shares is exercised by CompleTel (N.A.) N.V.'s sole managing director, who is appointed by CompleTel LLC as sole owner of all the voting interests in CompleTel (N.A.) N.V. and
     (b) CompleTel LLC's power to vote and dispose of its equity interests in CompleTel (N.A.) N.V. is exercised by CompleTel LLC's board of managers, which is elected by the holders of CompleTel LLC's common interests. The address of CompleTel LLC is 6300 South Syracuse Way, Suite 355, Englewood, Colorado 80111.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the U.S. Securities Exchange Act of 1934, members of our Supervisory Board and Board of Management and certain other officers and persons holding more than 10% of our ordinary shares are required to file forms reporting their beneficial ownership of our ordinary shares and subsequent changes in that ownership with the U.S. Securities and Exchange Commission. Based solely upon a review of copies of such reports filed on Forms 3, 4 and 5, and amendments thereto furnished to us, we are not aware of any failure by any of our directors, executive officers or principal shareholders to comply on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2000.

                    OUR SUPERVISORY BOARD AND ITS COMMITTEES

SUPERVISORY BOARD MEETINGS AND COMMITTEES

    SUPERVISORY BOARD MEETINGS. Our Supervisory Board met 5 times during fiscal 2000. Except for Mr. Perry, who did not attend any meetings, and Mr. Holland, who attended 12.5% of the Supervisory Board and Committee meetings, each director attended at least 80% of the Supervisory Board and Committee meetings held while he served as a director or member of the Committee.

    SUPERVISORY BOARD COMMITTEES. We have established three Supervisory Board committees, including:

    - an Audit Committee;

    - a Compensation Committee; and

    - an Executive Committee.

    AUDIT COMMITTEE. The members of our Audit Committee are Messrs. Allen, DeGeorge and Holland. The Audit Committee is responsible for making recommendations to the Board of Management regarding the selection of independent auditors, reviewing the results and scope of the audit and other services provided by our independent auditors, and reviewing and evaluating our audit and control functions. In fiscal 2000, the Audit Committee met two times.

    COMPENSATION COMMITTEE. The members of our Compensation Committee are Messrs. Allen, DeGeorge, Finnegan and Holland. The Compensation Committee is responsible for reviewing our policies, practices and procedures relating to compensation and the establishment and administration of employee benefit plans, including our 2000 Stock Option Plan. The Compensation Committee is responsible for making recommendations about these matters to our Supervisory Board with respect to members of our Board of Management, and to our Board of Management with respect to other managerial employees. In fiscal 2000, the Compensation Committee met once.

    EXECUTIVE COMMITTEE.  The members of our Executive Committee are
Messrs. Dovey, Finnegan and DeGeorge. The Executive Committee is authorized to take certain actions on behalf of the Supervisory Board, but such actions must be approved unanimously by the members of the Executive Committee or they will be referred to the full Supervisory Board. The Executive Committee did not meet in fiscal 2000.

                             AUDIT COMMITTEE REPORT

    The following report is made by our Audit Committee. The Audit Committee report shall not be deemed filed or incorporated by reference into any other filings by us under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, except to the extent that we specifically incorporates this information by reference.

                AUDIT COMMITTEE REPORT OF COMPLETEL EUROPE N.V.

    The Audit Committee of CompleTel Europe N.V. ("CompleTel") is comprised of CompleTel's three outside members of the Supervisory Board. All the members of the Audit Committee are independent under the rules of the National Association of Securities Dealers applicable to companies whose securities are quoted on the Nasdaq National Market. In fiscal 2000, CompleTel's Supervisory Board approved and adopted a written charter, which sets forth the Audit Committee's duties and responsibilities and reflects new regulations of the U.S. Securities and Exchange Commission and the rules of the National Association of Securities Dealers. A copy of the charter is attached as Appendix A to CompleTel's proxy statement for its 2001 annual meeting.

    The Audit Committee has reviewed and discussed CompleTel's audited financial statements for the fiscal year ended December 31, 2000 with CompleTel's management and Arthur Andersen, CompleTel's independent auditors. The Audit Committee has discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Arthur Andersen their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintenance of the auditor's independence.

    Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Supervisory Board and the Board of Management that the audited financial statements for the fiscal year ended December 31, 2000 be included in CompleTel's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the U.S. Securities and Exchange Commission. The Audit Committee also recommended to the Management and Supervisory Boards the appointment of CompleTel's independent auditors, and, based on its recommendation, the Management and Supervisory Boards recommend to the general shareholders meeting that Arthur Andersen be appointed as CompleTel's independent auditors for the fiscal year ending December 31, 2001.

                                          Audit Committee

                                          James C. Allen
                                          Lawrence F. DeGeorge
                                          Royce J. Holland

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY TABLE

    The following table sets forth in summary form all compensation paid for the years ended December 31, 2000, December 31, 1999 and December 31, 1998, to each of our (a) Chief Executive Officer, (b) four other executive officers who, based on salary and bonus compensation, were our most highly compensated for the year ended December 31, 2000, and (c) one additional executive officer who, based on salary and bonus compensation, was one of our most highly compensated executive officers for the year ended December 31, 2000, but was not serving as our executive officer at the end of fiscal 2000 (together, the "Named Executive Officers").

                                                           ANNUAL COMPENSATION(1)          OTHER ANNUAL
                                                    ------------------------------------   COMPENSATION
NAME AND PRINCIPAL POSITION                         FISCAL YEAR   SALARY (E)   BONUS (E)      (E)(2)
---------------------------                         -----------   ----------   ---------   ------------
William H. Pearson ...............................     2000         205,349     162,750       187,710
  Managing Director and Chief Executive                1999         172,572     172,572        73,796
  Officer(3)(10)                                       1998         149,429      82,186        38,772

Richard N. Clevenger .............................     2000         189,875      94,938       113,999
  Chief Technology Officer(4)(10)                      1999         147,919     147,919        31,715
                                                       1998         128,082      70,445        28,168

David E. Lacey ...................................     2000         189,875      94,938       111,235
  Chief Financial Officer(5)(10)                       1999         159,659      79,829            --
                                                       1998           6,048          --            --

Jerome de Vitry ..................................     2000         147,661      79,428         2,206(7)
  Chief Operating Officer(6)(10)                       1999         129,607      32,131            --
                                                       1998              --          --            --

Martin Rushe .....................................     2000         156,038      46,811         5,777(7)(8)
  Managing Director and President of CompleTel UK      1999          90,513       6,171            --
  Limited and iPCenta Limited(10)                      1998              --          --            --

James E. Dovey(9)(10) ............................     2000         205,349      82,140            --
                                                       1999         172,572     172,572            --
                                                       1998         149,429      81,119            --

------------------------

 (1) Compensation amounts for Messrs. Pearson, Clevenger, Dovey and Lacey were converted from U.S. dollars to euro using the following average exchange rates for the relevant fiscal years: for 1998, U.S.$1.00 = E 0.8539; for 1999, U.S.$1.00 = E0.9392; for 2000, U.S.$1.00 = E1.0850. Compensation
     amounts for Mr. Rushe were converted from pounds sterling to euro using the average exchange rates for the relevant fiscal years.

 (2) Includes perquisites and other benefits paid in excess of 10% of the total annual salary and bonus received by such officer during the last fiscal year. These amounts consist of housing allowances, moving expenses and travel expenses associated with the relocation of these executives to Paris and their ongoing foreign service.

 (3) Mr. Pearson was appointed to these positions in March 2000. Prior to then, he was President of European Operations. He also was appointed President and Chief Executive Officer of CompleTel LLC effective January 1, 2000. Subject to shareholder approval sought at our 2001 annual meeting, Mr. Pearson will become Chairman of the Supervisory Board and will no longer be President or Chief Executive Officer. He will continue to lead an active role in the development of our business as our Chief Business Development Officer.

 (4) Mr. Clevenger currently holds this position with us and CompleTel LLC.

 (5) Mr. Lacey joined us in December 1998. He currently holds this position with us and CompleTel LLC.

 (6) Mr. de Vitry also serves as President of CompleTel S.A.S. and CompleTel Europe Headquarters S.A.S.

 (7) Includes E888 and E488 which is the value to Messrs. de Vitry and Rushe, respectively, of interest free loans made by us in amounts equal to the fees and interest due on E567,000 and E309,000 commercial loans made to Messrs. de Vitry and Rushe, respectively, in connection with our initial public offering. See "Certain Transactions." The value of this additional compensation has been based on the difference between the 0% interest rate on the interest free loans we provided and the 4.95% annual interest rate accrued on the commercial loans. The amount also includes the E1,318 and E718 loan insurance payments made in connection with the commercial loans to Messrs. de Vitry and Rushe, respectively.

 (8) Includes principal and interest on a loan to Mr. Rushe, dated March 23, 2000, forgiven by us and reimbursement of associated tax liabilities. See "Certain Transactions."

 (9) Mr. Dovey Served as our Managing Director from January 2000 to March 2000. Mr. Dovey resigned this position upon the consummation of the initial public offering of our ordinary shares in March 2000 when he was elected to our Supervisory Board. Mr. Dovey currently serves as Chairman of our Supervisory Board, he will resign this position following our 2001 annual shareholders meeting but will remain, if reelected, a member of our Supervisory Board.

 (10) As of December 31, 2000, each of the Named Executive Officers owned restricted units of CompleTel LLC, our former ultimate parent. Their ownership of these units constitutes an indirect ownership interest in our ordinary shares held by CompleTel LLC. The total number and the market value (based on the price of our ordinary shares on the Nasdaq National Market) of the restricted shares underlying these units owned by each of the Named Executive Officers as of December 31, 2000 is as follows: Mr. Pearson, 2,194,515 (U.S.$7,817,960); Mr. Lacey, 331,288 (U.S.$1,180,213);
      Mr. Clevenger, 1,379,790 (U.S.$4,915,502); Mr. de Vitry, 116,311
      (U.S.$414,358); Mr. Rushe, 38,320 (U.S.$136,515); Mr. Dovey, 1,942,852
      (U.S.$6,921,410). In addition, as of this date, each of Messrs. de Vitry and Rushe directly owned our ordinary shares subject to vesting restrictions. The total number and market value of the restricted ordinary shares directly owned by Messrs. de Vitry and Rushe as of December 31, 2000, are as follows: Mr. de Vitry, 93,297 (U.S.$332,371); Mr. Rushe, 47,506 (U.S.$167,637). For information on the vesting of these restricted ordinary shares and CompleTel LLC units, see "Employee Investments in CompleTel LLC Units."

STOCK OPTIONS

    During the fiscal year ended December 31, 2000, none of our Named Executive Officers owned any options to purchase our ordinary shares.

EMPLOYMENT CONTRACTS

    WILLIAM H. PEARSON, JAMES E. DOVEY AND RICHARD N. CLEVENGER

    In May 1998, CompleTel LLC's wholly-owned subsidiary, CableTel
Management, Inc., entered into employment agreements with each of Messrs. Pearson, Dovey and Clevenger. Mr. Pearson's and Mr. Dovey's employment agreement were subsequently amended effective as of January 1, 2000. The employment agreements for Messrs. Pearson, Dovey and Clevenger include the following terms.

    SALARY. During the course of their employment, Mr. Pearson is to receive an annual base salary of U.S.$175,000, Mr. Dovey is to receive an annual base salary of $175,000 and Mr. Clevenger is to receive an annual base salary of U.S.$150,000. For 1999, the base salaries of Mr. Pearson, Dovey and Clevenger were increased to U.S.$183,750, $183,750 and U.S.$157,500, respectively, and to U.S.$189,263, $189,263 and U.S.$175,000, respectively, for 2000.

    BONUS. At the end of each calendar year, each of Messrs. Pearson, Dovey and Clevenger is entitled to receive an incentive bonus of up to 55% of his annual salary if he achieves certain performance benchmarks.

    TAX EQUALIZATION. As expatriates, Messrs. Pearson and Clevenger are subject to additional taxes and different taxes than if they lived and worked in the United States. Consequently, their employment agreements contain tax equalization provisions designed to ensure that they will be placed in substantially the same economic position as if they were employed in the United States. As of July 31, 2000, Mr. Clevenger was no longer an expatriate.

    SEVERANCE. Messrs. Pearson, Dovey and Clevenger, or their respective beneficiaries, are entitled to receive severance benefits if their employment is terminated due to death, disability or nonperformance, in an amount equal to their base salary and benefits, for six months in Mr. Dovey's case, or for nine months, in the case of Messrs. Pearson and Clevenger. Each of Messrs. Pearson, Dovey and Clevenger is entitled to receive severance benefits equal to his base salary, benefits and bonuses for 24 months after the date of termination if he is terminated without cause or if he is terminated or constructively terminated within six months after a change in control. If the employee resigns or is terminated for cause, he will not be entitled to severance benefits.

    DAVID E. LACEY

    In December 1998, CableTel Management, Inc. entered into an employment agreement with Mr. Lacey, Chief Financial Officer, which subsequently was amended effective as of January 1, 2000 and includes the following terms.

    SALARY. During the course of his employment, Mr. Lacey is to receive an annual base salary of U.S.$175,000. Mr. Lacey's employment agreement provides for tax equalization. As of December 28, 2000, Mr. Lacey was longer an expatriate.

    BONUS. At the end of each calendar year, beginning in 1999, Mr. Lacey is entitled to receive an incentive bonus of up to 50% of his annual salary if he achieves certain performance benchmarks.

    SEVERANCE. Mr. Lacey, or his beneficiaries, are entitled to receive severance benefits in an amount equal to his base salary and benefits for three months in the event his employment is terminated due to his death, disability, or nonperformance, or terminated without cause, or terminated within six months after a change of control. If his employment is terminated for cause or if he resigns, he will not be entitled to severance benefits.

    JEROME DE VITRY

    In December 1998, CableTel Management, Inc. entered into an employment agreement with Jerome de Vitry. This agreement was subsequently superceded by an employment agreement between Mr. de Vitry and our subsidiary, CompleTel Headquarters Europe S.A.S, effective as of January 1, 2001. The employment agreement for Mr. de Vitry includes the following terms.

    SALARY. During the course of his employment, Mr. de Vitry is to receive an annual base salary of 1,250,000 French Francs (920,000 French Francs prior to January 1, 2001).

    BONUS. At the end of each calendar year, Mr. de Vitry is entitled to receive an incentive bonus of up to 50% (25% prior to January 1, 2001) of his annual salary if he achieves certain performance benchmarks.

    SEVERANCE. Under French labor law and the collective bargaining agreement applicable to telecommunications businesses, Mr. de Vitry is entitled to three months notice in the event of termination of his employment contract other than for gross misconduct. In the event that we release him from his obligation to perform his notice period, he is entitled to his base salary, contractual bonuses and accrued paid vacation entitlements until the expiration of such notice period. After two years employment with us, Mr. de Vitry is entitled to a severance indemnity equal to 3% of his annual base salary, contractual bonuses and accrued paid vacation entitlements for each year of employment, unless termination of his employment is based on gross misconduct. This amount will increase to 4% of base salary, contractual bonuses and accrued paid vacation entitlements after nine years of employment. In addition, in the event his employment with us is terminated other than for gross misconduct, Mr. de Vitry is entitled to a non-compete payment in an amount equal to 75% of his annual base salary. Mr. de Vitry is not entitled to such indemnity in the event that we release him from his non-compete obligations.

    MARTIN RUSHE

    In June 1999, our wholly owned subsidiary, iPcenta Limited, entered into a service agreement with Mr. Rushe. This agreement includes the following terms.

    SALARY. During the course of his employment Mr. Rushe is to receive an annual base salary of L65,000. This salary will be reviewed in January of each year.

    BONUS. Mr. Rushe is entitled to receive an annual incentive bonus of up to 25% of base his salary, based on certain requirements concerning the performance of iPcenta.

    PENSION AND OTHER BENEFITS. Mr. Rushe is eligible to join our contributory pension scheme. The contribution will be 5% of his basic salary with us contributing 12% of his basic salary.

EMPLOYEE INVESTMENTS IN COMPLETEL LLC UNITS

    In 1998 and 1999, executive management and selected key employees of us and of CompleTel LLC, our ultimate parent at the time, purchased common ownership interests in CompleTel LLC. These interests consisted of (a) non-performance time vesting units and (b) performance vesting units of CompleTel LLC. In general, employees' ownership interests in the non-performance units ratably vest over a four year period, subject to the employees' continued employment by CompleTel LLC or its subsidiaries (including us and our subsidiaries). Accordingly, upon termination of employment for any reason, vesting ceases and CompleTel LLC becomes entitled to repurchase all unvested units of the former employees at their original cost.

    Employees' ownership interests in performance vesting units are subject to these time vesting conditions AND performance vesting conditions, based upon the valuation of CompleTel LLC's equity securities. In the event that any performance units remain unvested (due to failure to meet the specified equity valuation targets) after the expiration on May 18, 2005 of a performance vesting period, such units will be forfeited.

    In the fourth quarter of 2000, CompleTel LLC began to redeem its non-performance time vesting units in exchange for the number of our ordinary shares owned by CompleTel LLC corresponding to each redeeming holder's pro rata interest in those shares. Instead of redeeming their non-performance time vesting units, some holders contributed them to us in exchange for our newly issued ordinary shares. Some of the units that were redeemed or contributed remained subject to time vesting restrictions, in which case such units were exchanged for shares subject to equivalent vesting provisions. No performance vesting units were redeemed or contributed as part of these transactions. Our employees who received our shares in these redemption and contribution transactions may, under certain circumstances, have the right to require us to register their shares under a registration rights agreement, dated as of November 23, 1999, as amended by a first supplement dated as of March 24, 2000.

    As of December 31, 2000, after giving effect to vesting that occurred on that date, outstanding CompleTel LLC non-performance vesting units representing indirect ownership interest in approximately 1.0 million of our ordinary shares remained unvested, and approximately 0.8 million of our ordinary shares issued or distributed to our employees in consideration for unvested non-performance CompleTel LLC units remained subject to similar time vesting restrictions. In addition, as of this date, outstanding CompleTel LLC performance units representing an indirect ownership interest in approximately 4.7 million of our ordinary shares remained unvested.

COMPLETEL EUROPE N.V. 2000 STOCK OPTION PLAN

    In December 1999, we adopted our 2000 Stock Option Plan, which provides for the grant to our employees of options to purchase our ordinary shares. Under the plan, options to purchase up to 18,919,960 ordinary shares (representing approximately 11.8% of our outstanding share capital as of April 1, 2001) can be granted. All our employees (including management) are eligible to participate in our 2000 option plan. Options granted under the plan are subject to the following terms.

    VESTING. Options granted to employees resident in France vest in an increment of 60% on the second anniversary of the date of the grant and in two additional increments of 20% on the third and fourth anniversaries of the date of the grant. Options granted to employees resident in the United Kingdom, Germany and the U.S. vest in annual increments of 25% of the ordinary shares subject to the option, commencing on the first anniversary date of the grant.

    EXERCISE PRICE. The exercise price of any options granted under the plan must be at least equal to the fair market value of the shares. Subject to the exception noted below, the fair market value is deemed to be the closing price of the shares on the Paris Bourse, or the principal stock exchange outside the United States on which the shares are traded, on the date the option is granted. With regard to options granted to employees resident in the United Kingdom, so long as the shares are not listed on the London Stock Exchange or the New York Stock Exchange, fair market value is determined by the Shares Valuation Division of the Inland Revenue in the United Kingdom.

COMPENSATION OF MEMBERS OF OUR SUPERVISORY BOARD

    We reimburse the members of our Supervisory Board for their reasonable out-of-pocket expenses incurred in connection with attending our and any of our subsidiaries' board or committee meetings. Additionally, we maintain directors' and officers' indemnity insurance coverage. Except for Mr. Dovey, who is compensated in accordance with his employment agreement (See "Executive Compensation Summary Table" and "Employment Contracts"), our Supervisory Directors receive no other compensation for services provided as members of our Supervisory Board, as members of boards of any of our subsidiaries, or as members of any board committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of our compensation committee are Messrs. Allen, DeGeorge, Finnegan and Holland. During the fiscal year ended December 31, 2000, all these individuals also served on the board of CompleTel LLC. Mr. Dovey, the Chairman of our Supervisory Board, and Mr. Pearson, our Managing Director and President and Chief Executive Officer, are both currently members of CompleTel LLC's board and served in these positions during fiscal 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following report is made by our Compensation Committee. The Compensation Committee report shall not be deemed filed or incorporated by reference into any other filings by us under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, except to the extent that we specifically incorporates this information by reference.

             COMPENSATION COMMITTEE REPORT OF COMPLETEL EUROPE N.V.
               REGARDING EXECUTIVE COMPENSATION FOR THE YEAR 2000

THE COMMITTEE'S ROLE IN OVERSEEING EXECUTIVE COMPENSATION

The Compensation Committee of CompleTel Europe N.V. ("CompleTel") is comprised of Messrs. Allen, DeGeorge, Finnegan and Holland. None of the Committee's members are current or former employees of CompleTel or any of its subsidiaries. The Committee reviews policies, practices and procedures relating to policies, practices and procedures relating to compensation and the establishment and administration of employee benefit plans, including CompleTel's 2000 Stock Option Plan. It makes, as it deems appropriate, recommendations about these matters to the Supervisory Board with respect to members of the Board of Management, and to the Board of Management with respect to other managerial employees. The duties and responsibilities and policies of the Committee are more fully described in the Compensation Committee Charter, which is attached as Appendix B to CompleTel's proxy statement for its 2001 annual meeting.

COMPLETEL'S PHILOSOPHY OF EXECUTIVE COMPENSATION

    CompleTel is committed to increasing shareholder value by growing its business in the global marketplace. The Compensation Committee seeks to ensure that (a) CompleTel's compensation policies and practices are structured to emphasize its long term objectives and (b) these policies and practices are used effectively to support the achievement of CompleTel's business growth objectives.

    CompleTel's compensation policy is based on the principle that each executive's financial reward should be aligned, to the extent possible, with the financial interests of CompleTel's shareholders. The Committee believes that the best way to achieve this alignment is to provide executive officers with incentive cash bonuses linked to CompleTel's performance and the executive's personal performance, as well as with the potential for significant equity ownership.

    CompleTel's overall compensation philosophy is guided by the need to provide competitive compensation that will enable CompleTel to attract, motivate, reward and retain individuals who possess the necessary level of skill, experience and dedication. The Compensation Committee thus refers to competitive compensation market practices as part of its overall determination of compensation awards. Such information includes compensation practices of companies, which, the Committee believes, may compete with CompleTel for management talent. Among these comparable companies are, not only direct competitors of CompleTel in the markets it serves, but also telecommunications, Internet and high technology companies seeking relevant management talent and experience. These companies generally are not the same companies which comprise the peer group index in the Share Performance Graph found in CompleTel's proxy statement for 2000, since, considering the factors described above, the Committee believes that CompleTel's most direct competitors for executive talent are not necessarily all or only the companies included in the peer group established for comparing shareholder returns.

COMPENSATION OF EXECUTIVE OFFICERS

    Each of CompleTel's executive officers has an employment agreement that provides a specified salary and incentive bonuses. The terms of these agreements are determined in negotiations between the executive officer and CompleTel, based on recommendations of the Compensation Committee. The Committee has a significant role in determining all forms of compensation paid to CompleTel's executives, as described below.

    BASE SALARIES. Annual salaries are provided in the employment agreement between CompleTel and the executive officer, and may be increased based on the recommendation of the Compensation Committee. The factors taken into account by the Committee in recommending salary levels are typically the subjective assessment of the executive's experience, performance, level of responsibility and length of service with CompleTel, as well as the evaluation of the competitive marketplace for management talent.

    ANNUAL AND SPECIAL BONUSES. The Compensation Committee considers the payment of cash bonuses as an important component of the incentive compensation paid to each executive officer. Bonus targets for each executive are set annually, either unilaterally by CompleTel, or in an agreement between CompleTel and the executive officer (depending on the terms of the applicable employment agreement), in each case, based on the recommendation of the Committee. The annual bonuses paid to CompleTel's executive officers typically are limited to a certain percentage of the executive officer's base salary, as set forth in the applicable employment agreement. In recommending the payment of performance bonuses, the Committee usually is not guided by any strict formula, but rather bases its recommendation on a combination of (a) the evaluation of the executive's personal performance, and (b) a general evaluation of CompleTel's (or the operating subsidiary managed by the executive) achievement of its strategic and operating goals for the year. The evaluation of the executive's personal performance focuses primarily on subjective, non-quantitative factors, including functional responsibility, leadership, team building, promoting corporate culture growth, commitment and the quality of the executive's performance. The evaluation of CompleTel's and its operating subsidiaries' performance is measured primarily in terms of revenue and customer base growth, gross margins, budget control and adjusted EBITDA (operating income before interest, taxes, depreciation, amortization, non-cash compensation and other non-cash items).

    In addition to the contractual bonuses, CompleTel may decide, based on the recommendation of the Compensation Committee, to pay special bonuses in excess of the maximum amount provided in the executive's employment agreement. The factors taken into account by the Committee in recommending such special bonuses are typically subjective, such as (a) the perception of the personal performance of the executive, particularly with respect to such officer's ability to manage CompleTel's growth, and (b) any significant increase in the responsibilities assumed by the executive officer.

    During the fiscal year ended December 31, 2000, CompleTel's consolidated revenues increased significantly, to E31.5 million from E2.9 million. During the same period, CompleTel's customer base also improved significantly to a total of 896 signed customers, and the total number of employees increased to 775. In addition, CompleTel completed the initial public offering of its ordinary shares, generating gross proceeds of approximately E550 million, and completed its second senior notes offering, raising approximately E200 million. In light of CompleTel's meeting or exceeding its growth and performance objectives, and the significant increase in the responsibilities assumed by the executive officers relating to CompleTel's initial public offering and debt offerings, the Compensation Committee has recommended the payment of incentive bonuses to CompleTel's executive officers. Based on the Committee's recommendation, some of these executive officers were awarded special incentive bonuses in excess of the maximum target bonus provided in their respective employment agreements.

    EQUITY BASED INCENTIVE PARTICIPATION. CompleTel believes that one of the best means to achieve alignment between the executive's financial reward and the financial interests of CompleTel's shareholders is by providing executives with the potential for significant equity ownership. Thus, CompleTel has provided various forms of equity participation as a key element of its overall program for motivating and rewarding its executives. These include CompleTel's 2000 Stock Option Plan, providing financial assistance to purchase shares, and, prior to CompleTel's initial public offering, the opportunity to purchase common units of CompleTel LLC (CompleTel's then ultimate parent). Through these vehicles, CompleTel encourages its executives to obtain and hold its shares.

    The criteria taken into account by the Compensation Committee in determining the size of any stock-related incentives were (a) the executive's total compensation package, (b) the past qualitative and quantitative performance of the executive and (c) the perception of the importance and magnitude of such executive's continuing future contribution to CompleTel's long term objectives and (d) the executive's potential for growth within the organization. Also, because CompleTel views equity participation less as compensatory and more as an incentive mechanism and as a means to achieve maximum alignment between the executive's financial reward and the financial interests of CompleTel's shareholders, the Committee considers the amount and terms of equity already owned by such executive.

    During fiscal 2000, no options were granted to any of our named executive officers, as this term is defined in the rules of the U.S. Securities and Exchange Commission. However, based on the recommendation of the Compensation Committee, CompleTel made loans available to a limited number of senior employees, including certain of such named executive officers, in connection with the purchase of shares in its initial public offering. The selection of these employees and the amount of the loans were based on their extraordinary efforts in connection with CompleTel's initial public offering.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Compensation Committee administers the annual performance review of the Chief Executive Officer, which review is then completed by the full Supervisory Board. The Committee and the Chairman of the Supervisory Board then review the results of the performance evaluation with the Chief Executive Officer.

    Mr. Pearson, CompleTel's President and Chief Executive Officer, has an employment agreement with CompleTel under which he is entitled to a base salary, as well as an annual incentive bonus of up to 55% of his annual salary. The bonus is subject to the achievement of performance targets established based on the recommendation of the Compensation Committee. For fiscal 2000, Mr. Pearson's base annual salary was increased to approximately E205,000 (U.S.$189,000). For fiscal 2000 Mr. Pearson was paid a total incentive bonus of E162,750 (U.S.$150,000). This amount represents an award of the maximum target bonus provided in Mr. Pearson's employment agreement and an additional special bonus of approximately 24% of his base salary. The decision to award
Mr. Pearson the maximum contractual bonus, as well as a special bonus, was based primarily on the evaluation of his personal performance and the significant increase in his responsibilities following CompleTel's initial public offering, and specifically his contribution to CompleTel's ability to raise almost
U.S.$1 billion in equity, debt and bank commitments during the fiscal year.

    Mr. Pearson also received additional compensation relating to his foreign assignment. This is a standard policy of CompleTel with respect to all its senior employees who are expatriates, and is generally similar to expatriate compensation packages provided by comparable companies for like positions.

                                          Compensation Committee

                                          James C. Allen
                                          Lawrence F. DeGeorge
                                          Royce J. Holland
                                          Paul J. Finnegan

                         SHARE PRICE PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return (assuming reinvestment of dividends) on our ordinary shares with the Nasdaq Composite Index (U.S. and Foreign) and a peer group of companies based on the Nasdaq Telecommunications Stock Index. The graph assumes that the value of the investment in our ordinary shares and each such index was $100.0 on March 28, 2000, the date on which our ordinary shares began trading on the Nasdaq National Market. We have not paid any cash dividends on our ordinary shares and do not expect to pay dividends in the foreseeable future. The shareholder return graph below is not necessarily indicative of future performance.

                            [LINE PERFORMANCE GRAPH]

                                                        MARCH 28,    DECEMBER 31,
COMPANY/INDEX                                              2000          2000
-------------                                           ----------   -------------
CompleTel Europe N.V..................................      100          20.8
Nasdaq Composite......................................      100          49.3
Nasdaq Telecom........................................      100

    The share price performance graph shall not be deemed filed or incorporated by reference into any other filings by us under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference.

                              CERTAIN TRANSACTIONS

FORGIVENABLE LOAN TO PURCHASE COMPLETEL LLC UNITS

    In March 2000, iPcenta Limited, our wholly-owned indirect subsidiary, loaned Martin Rushe, one of our Managing Directors and the President of our subsidiary CompleTel UK Limited, the principal amount of U.S.$206,500 (E220,000) to purchase 100 common units of CompleTel LLC. The principal amount, together with accumulated interest at the rate of 7% compounded semi-annually, is due and payable on the earlier of (a) January 15, 2003, (b) 30 days after a termination for cause, or (c) 90 days after any termination of employment. The common units are subject to vesting and forfeiture provisions and will, if vested, entitle Mr. Rushe to receive a pro rata number of our ordinary shares when and if CompleTel LLC is liquidated. iPcenta has agreed to forgive a pro rata portion of the principal and interest on the note as the common units vest or upon forfeiture. iPcenta has also agreed to reimburse Mr. Rushe for any tax liability that may arise as a result of this arrangement.

ARRANGEMENTS WITH SENIOR EMPLOYEES IN CONNECTION WITH THE PURCHASE OF SHARES IN
  OUR IPO

    In March 2000, a limited number of our employees obtained interest bearing loans in an approximate aggregate principal amount of E2 million from a commercial bank to purchase shares in our initial public offering. These include loans to Hansjorg Rieder and Martin Rushe, two of our Managing Directors, in the principal amounts of E567,000 and E309,000, respectively, and to Jerome de Vitry, Chief Operating Officer and President of CompleTel S.A.S., our French subsidiary, in the principal amount of E567,000. Each of these individual commercial loans is for a term of 18 months, accrues interest at a rate of 4.95% per year and is secured by a pledge of the shares purchased by these individuals. We subsequently have entered into the following arrangements with our employees and the lending bank in connection with these commercial loans.

    - We pledged to the lending bank cash amounts represented by investment securities to collateralize the individual commercial loans. The amount of the cash collateral, which bears interest at approximately 4% per annum, is (a) to be increased if the market price on the Paris Bourse of our shares drops below a certain threshold, and (b) is to be decreased if there is an increase in the market price of our shares, subject to a minimum amount of at least 30% of the aggregate amount of the loans. As of March 1, 2001, we had a deposit of securities representing E1.2 million in this collateral account.

    - We guaranteed the individual commercial loans in a total amount of approximately E2 million.

    - We made additional interest free loans to each of the employees in amounts needed to cover the interest cost and bank fee payments on each of the individual commercial loans.

    - We have agreed to indemnify each of these employees against action taken by the lending bank as a result of any failure by the employee to comply with certain undertakings of the loan. Under the indemnity, if an individual commercial loan becomes due and payable and the market value of the shares purchased and pledged by the employee is less than the aggregate outstanding principal and interest on the individual commercial loan and on the loan from us to the employee, we have agreed to pay the lender bank the amount of such shortfall together with the interest thereon.

    - We have agreed to cure certain defaults of the individual commercial loan upon prompt notice by the employee of such failure to comply with the undertakings.

    - We have agreed to reimburse each of these employees for any taxes incurred by the employee as a result of our making payment of, or forgiving, any principal and interest in connection with these commercial loans.

LOAN TO MR. PEARSON

    In December 2000, we loaned William Pearson, our Managing Director, President and Chief Executive Officer, the principal amount of U.S.$1.5 million. The principal amount, together with accumulated interest at the annual rate of 7%, is due and payable on the earlier of December 31, 2001, or 180 days after any termination of employment. This loan is secured by 1,000 units of CompleTel LLC owned by Mr. Pearson and all proceeds and distributions made in respect to such units.

                                   PROPOSALS

PROPOSAL 1--ELECTION OF SUPERVISORY DIRECTORS

    Our Supervisory Board supervises the conduct of our Board of Management and our general course of affairs. Our articles of association provide that our general meeting of shareholders shall determine the number of members of our Supervisory Board, with a minimum of three members. The members of our Supervisory Board are appointed by our general shareholders meeting from a non-binding nomination drawn up by our Supervisory Board. Persons who are appointed to our Supervisory Board serve until they are replaced by a vote of our shareholders. Under Dutch law, members of the Supervisory Board must resign from office effective the date of the annual shareholders meeting in the year in which the director attains the age of 72.

    Members of our Supervisory Board may be suspended or dismissed by our general shareholders meeting at any time. A shareholders resolution to suspend or dismiss a member of our Supervisory Board requires (a) a majority of the votes cast, if proposed by our Supervisory Board, or, (b) if made without such proposal, a majority of two-thirds of the votes cast, representing more than half of the issued share capital.

    Except for reimbursement for out-of pocket expenses incurred in connection with attending board or committee meetings, the members of our Supervisory Board receive no compensation for services provided as members of our Supervisory Board, as members of the board of any of our subsidiaries, or as members of any board committee.

    Since the completion the initial public offering of our ordinary shares in March 2000, our Supervisory Board consisted of seven members. All these members now stand for reelection. In addition, it is proposed to elect Mr. William H. Pearson as an additional member of our Supervisory Board. If elected, Mr. Pearson will be appointed by our Supervisory Board as its Chairman.

    On April 11, 2001 our Supervisory Board approved a resolution making non-binding nominations of the persons named below for appointment to the Supervisory Board. The nominees have each indicated that they are willing to be elected and serve as members of our Supervisory Board. In the event that any nominee is unable to serve or is otherwise unavailable for election, our current Supervisory Board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected, unless they are marked to the contrary. We have no reason to believe that any substitute nominee or nominees will be required.

    WILLIAM H. PEARSON, age 45, became Managing Director and our President and Chief Executive Officer in March 2000, upon the consummation of the initial public offering of our ordinary shares. If elected to our Supervisory Board, Mr. Pearson will be appointed as Chairman and will resign his position as Managing Director, President and Chief Executive Officer. Mr. Pearson will continue to lead an active role in the development of our business as our Chief Business Development Officer. Mr. Pearson, one of the co-founders of CompleTel LLC, has served as President of European Operations of CompleTel LLC since its inception and as its Chief Executive Officer since January 2000, and as one of its directors since its inception. In 1994, Mr. Pearson co-founded SPD CableTel Management, Inc. with Mr. Dovey. Between 1980 and 1994, Mr. Pearson held a variety of senior management positions with US WEST Inc. From 1983 to 1989, Mr. Pearson worked in US WEST's cellular division, including starting up its marketing department in 1983, becoming head of strategic planning in 1986, and managing the Rocky Mountain region from 1987 to 1988. In 1989, Mr. Pearson relocated to the United Kingdom, and he served as Senior Vice President of Marketing and Planning for TeleWest from 1990 to 1992, where he worked to develop US WEST's cable telephony strategy, and as Executive Director of Business Development for US WEST International from 1993 to 1994, where he evaluated numerous local loop opportunities in Western Europe and Latin America. In 1992,

Mr. Pearson was an adjunct professor of graduate-level marketing at the University of Wisconsin-Madison School of Business.

    JAMES E. DOVEY, age 57, has been a member and the Chairman of our Supervisory Board since March 2000. He served as our Chief Executive Officer from our inception through December 1999. From January 2000 to March 2000 he served as one of our Managing Directors, a position he resigned when he was elected to our Supervisory Board. Mr. Dovey, one of the co-founders of CompleTel LLC, has over 30 years' experience in the telecommunications industry. He has served as Chief Executive Officer of CompleTel LLC from January 1998 through December 1999, as a director from its inception, and as chairman of its board since January 2000. In 1987, Mr. Dovey founded United Cable International, a joint venture between United Cable and United Artists, where he served as CEO until 1990 when that company (by then renamed TCI International) merged with the United Kingdom assets of US WEST Inc. to form TeleWest Communications, plc.
Mr. Dovey continued to serve as CEO of TeleWest until his return to the U.S. in late 1992. From 1992 to 1994, Mr. Dovey acted as a private consultant on a variety of U.S. and international telecommunications and cable television projects for TCI, US WEST Inc. and other clients. From 1992 to 1995, Mr. Dovey served as Deputy Chairman for the United Kingdom communications company, IVS Cable International, which developed switched voice and data services in areas such as Oxford, Salisbury and Andover until the business was sold in 1995. In 1994, Mr. Dovey co-founded SPD CableTel Management, Inc., where he actively explored various entrepreneurial opportunities in the U.S. for providing converged cable and telephony services prior to co-founding CompleTel LLC in January 1998.

    JAMES C. ALLEN, age 54, has been a member of our Supervisory Board since March 2000. He also has served as a Director of CompleTel LLC since
December 1998. From March 1993 to January 1998, Mr. Allen was the CEO and Vice-Chairman of Brooks Fiber Properties, Inc. Since June 1998, Mr. Allen has acted as an investment director and member of Meritage Investment Partners LLC, a Denver-based private equity firm that invests exclusively in telecommunication companies. Mr. Allen also currently serves on the boards of directors of WorldCom Inc., a publicly traded U.S. international telecommunications company, and was a director of Verio Inc. and Open Access Broadband Networks, Inc., a privately held company. Mr. Allen also serves on the board of directors of David Lipscomb University in Nashville, Tennessee.

    LAWRENCE F. DEGEORGE, age 56, has been a member of our Supervisory Board since March 2000. From January 2000 to March 2000 he served as one of our Managing Directors, a position he resigned when he was elected to our Supervisory Board. He also has served as a Director of CompleTel LLC since January 1998. Mr. DeGeorge is a private investor who has managed and participated in a number of principal equity investments in technology and communications companies, including, since December 1995, as President and Chief Executive Officer of LPL Investment Group, Inc., LPL Management Group, Inc. and DeGeorge Holdings Ltd. From June 1987 to January 1991, Mr. DeGeorge held various positions with Amphenol Corporation, including serving as President from May 1989 to January 1991, as Executive Vice President and Chief Financial Officer from June 1987 to May 1989 and as a director from June 1987 until January 1991. Mr. DeGeorge also currently serves as a director of Advanced Display Technologies, which is a publicly traded company, and several private companies, including GigaRed LLC, iplan networks, HomeSource Capital Mortgage LLC and Cervalis LLC.

    PAUL J. FINNEGAN, age 48, has been a member of our Supervisory Board since March 2000. From January 2000 to March 2000 he served as one of our Managing Directors, a position he resigned when he was elected to our Supervisory Board. He also has served as a Director of CompleTel LLC since May 1998. Mr. Finnegan is a Managing Director of Madison Dearborn Partners, Inc., a private investment firm, where he specializes in investing in companies in the communications industry. Prior to co-founding Madison Dearborn Partners in 1993, Mr. Finnegan was a vice president at First Chicago Venture Capital for 11 years. He currently serves on the boards of directors of Allegiance Telecom, Inc.

and Rural Cellular Corporation, each of which is publicly traded, and of several private companies, including GigaRed LLC, iplan networks, Telemundo
Holdings, Inc. and Reiman Holding Company, LLC. He also is a member of the board of trustees of The Skyline Fund, a small-cap mutual fund.

    ROYCE J. HOLLAND, age 52, has been a member of our Supervisory Board since March 2000. He also has served as a Director of CompleTel LLC since
August 1998. Mr. Holland is a co-founder and the Chairman and CEO of Allegiance Telecom, Inc. Prior to founding Allegiance Telecom, Inc., Mr. Holland was one of several co-founders of MFS Communications Company, Inc., where he served as President and Chief Operating Officer from April 1990 until September 1996 and as Vice Chairman from September 1996 to February 1997. In January 1993,
Mr. Holland was appointed by President George Bush to the National Security Telecommunications Advisory Committee. Mr. Holland also currently serves on the boards of directors of Allegiance Telecom, Inc., CSG Systems and Choice One Communications, which are all publicly traded companies.

    JAMES H. KIRBY, age 33, has been a member of our Supervisory Board since March 2000. He also has served as a Director of CompleTel LLC since May 1998. Mr. Kirby is a Managing Director of Madison Dearborn Partners, Inc., a private investment firm where he specializes in investing in companies in the communications industry. Prior to joining Madison Dearborn Partners in 1996, Mr. Kirby worked in investment banking and private equity investing at Lazard Freres & Co. LLC and The Beacon Group LLC. He currently serves on the boards of directors of several private companies, including iplan networks, GigaRed LLC, Madison River Communication, LLC, New Radio Tower GmbH, Prontonet S.p.A., Star Technology Group Limited, OnCue Ltd. and PaeTec Communications.

    JAMES N. PERRY, age 40, has been a member of our Supervisory Board since March 2000. He also has served as a Director of CompleTel LLC since May 1998. Mr. Perry is a Managing Director of Madison Dearborn Partners, Inc., a private investment firm where he specializes in investing in companies in the communications industry. Prior to co-founding Madison Dearborn Partners in 1993, Mr. Perry was an investment officer at First Chicago Venture Capital for eight years. He currently serves on the boards of directors of Allegiance
Telecom, Inc., Focal Communications Corporation, VoiceStream Wireless Corporation, which are publicly traded companies, and Clearnet Communications, a privately held company.

    OUR MANAGEMENT AND SUPERVISORY BOARDS RECOMMEND A VOTE FOR EACH OF THESE NOMINEES TO BE APPOINTED TO AS A MEMBER OF OUR SUPERVISORY BOARD, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON. IF AT THE TIME OF, OR PRIOR TO, THE ANNUAL MEETING ANY OF THESE NOMINEES SHOULD BE UNABLE OR DECLINE TO SERVE, PROXIES MAY BE USED TO VOTE FOR A SUBSTITUTE, OR SUBSTITUTES, SELECTED BY OUR SUPERVISORY BOARD. WE HAVE NO REASON TO BELIEVE THAT ANY SUBSTITUTE NOMINEE OR NOMINEES WILL BE REQUIRED.

PROPOSAL 2--ELECTION OF MANAGING DIRECTORS

    Our general affairs and business are managed by our Board of Management, subject to the supervision of our Supervisory Board. Our articles of association provide that our Board of Management will have no more than three members from whom our Supervisory Board shall appoint a President and a Chief Executive Officer (one person could have both designations). Members of our Supervisory Board cannot serve as members of our Board of Management. The members of our Board of Management are appointed by our general shareholders meeting from a binding nomination drawn up by our Supervisory Board of at least two nominees for each vacancy to be filled. The general meeting of our shareholders may, at all times, override the binding nature of the Supervisory Board's nomination, by adopting a resolution to this effect with two-thirds of the votes cast representing more than half of our issued share capital. Unless the binding nature of the Supervisory Board's nomination is overridden, the nominee who receives the greater number of votes will be elected. If our Supervisory Board fails to use its right to make a binding nomination, or fails to do so in a timely manner, our general meeting of shareholders is free to make the appointment. Persons who are appointed to our Board of Management serve until they are replaced by a vote of our shareholders.

    Members of our Board of Management may be suspended or dismissed by the general meeting of our shareholders at any time. A shareholders resolution to suspend or dismiss a member of our Board of Management requires (a) a majority of the votes cast, if proposed by our Supervisory Board, or, (b) if made without such proposal, a majority of two-thirds of the votes cast, representing more than half of the issued share capital. In addition, our Supervisory Board may also suspend (but not dismiss) members of the Board of Management

    The remuneration and other conditions of employment of the members of our Board of Management are determined by our Supervisory Board upon recommendation of the Compensation Committee.

    Since March 2000 our Board of Management consisted of three members:
Mr. William H. Pearson, our President and Chief Executive Officer, Mr. Martin Rushe, who is also the president of CompleTel UK Limited, our UK subsidiary, and Mr. Hansjorg Rieder, who is also the managing director of CompleTel GmbH, our German subsidiary. Mr. Pearson is now standing for election as a Supervisory Director and, if elected, he will resign his position as our Managing Director, President and Chief Executive Officer. Messrs. Rushe and Rieder will resign from their positions as Managing Directors.

    On April 11, 2001 our Supervisory Board approved a resolution making binding nominations for appointment of the three members of our Board of Management. Named below are two nominees for each of the three positions open on our Management Board. The nominees have each indicated that they are willing to be elected and serve as members of our Board of Management. In the event that any nominee is unable to serve or is otherwise unavailable for election, our Supervisory Board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected, unless they are marked to the contrary. We have no reason to believe that any substitute nominee or nominees will be required.

FIRST POSITION

    FIRST NOMINEE:

    TIMOTHY A. SAMPLES, age 43, joined us in March 2001. If elected as Managing Director, Mr. Samples will be appointed by our Supervisory Board as our President and Chief Executive Officer. Between February 2000 and February 2001, Mr. Samples served as President and Chief Executive Officer of FirstMark Communications Europe. From September 1997 to February 2000, he served as Managing Director of One2One. Between 1986 and 1997, Mr. Samples held a number of senior level positions within MediaOne Group (formerly part of US
West Inc.), most recently as Vice President Domestic Wireless Operations and Investment from June 1996 to September 1997 and as Vice President and General Manager South West Region from June 1992 to June 1996 to US West New Vector.

    SECOND NOMINEE:

    RICHARD N. CLEVENGER, age 55, has been our Chief Technology Officer since March 2000. Mr. Clevenger, one of the co-founders of CompleTel LLC, has served as Senior Vice President and Chief Technology Officer of CompleTel LLC since its inception in January 1998, and as its Acting Chief Operating Officer since August 1999. Prior to co-founding CompleTel in 1998, Mr. Clevenger worked from 1996 to 1997 as an independent management consultant on several business strategy, technology and implementation matters relating to cable television, wireless cable, business and residential telephony, and business video.

SECOND POSITION

    FIRST NOMINEE:

    DAVID E. LACEY, age 54, has been our Chief Financial Officer since
March 2000. He joined CompleTel LLC in December 1998 and was appointed Chief Financial Officer and Treasurer of CompleTel LLC at that time. Prior to joining CompleTel LLC, Mr. Lacey served in a variety of positions for Storage Technology Corporation, including, from June 1996 to December 1998, as Executive Vice President and Chief Financial Officer, from February 1995 to May 1996 as Interim Chief Financial Officer and Corporate Vice President, and from October 1989 to February 1995, as Corporate Controller.

    SECOND NOMINEE:

    JEROME DE VITRY, age 40, was appointed our Chief Operating Officer in January 2001. Mr. de Vitry joined us in February 1999, and from March 1999 until January 2001, he served as the President of CompleTel S.A.S. Prior to joining CompleTel S.A.S., Mr. de Vitry was Vice President of Radio Communications France for Alcatel Access System Division from January 1995 until December 1999. From January 1993 until December 1995, Mr. de Vitry was Vice President Marketing, Research and Development for Alcatel Radio Transmissions Systems.

THIRD POSITION

    FIRST NOMINEE:

    JEROME DE VITRY, age 40, was appointed our Chief Operating Officer in January 2001. Mr. de Vitry joined us in February 1999, and from March 1999 until January 2001, he served as the President of CompleTel S.A.S. Prior to joining CompleTel S.A.S., Mr. de Vitry was Vice President of Radio Communications France for Alcatel Access System Division from January 1995 until December 1999. From January 1993 until December 1995, Mr. de Vitry was Vice President Marketing, Research and Development for Alcatel Radio Transmissions Systems.

    SECOND NOMINEE:

    DAVID E. LACEY, age 54, has been our Chief Financial Officer since
March 2000. He joined CompleTel LLC in December 1998 and was appointed Chief Financial Officer and Treasurer of CompleTel LLC at that time. Prior to joining CompleTel LLC, Mr. Lacey served in a variety of positions for Storage Technology Corporation, including, from June 1996 to December 1998, as Executive Vice President and Chief Financial Officer, from February 1995 to May 1996 as Interim Chief Financial Officer and Corporate Vice President, and from October 1989 to February 1995, as Corporate Controller.

    OUR MANAGEMENT AND SUPERVISORY BOARDS RECOMMEND A VOTE FOR EACH OF
MESSRS. SAMPLES, LACEY AND DE VITRY, TO BE APPOINTED TO AS A MEMBER OF OUR BOARD OF MANAGEMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON. IF AT THE TIME OF, OR PRIOR TO, THE ANNUAL MEETING ANY OF THESE NOMINEES SHOULD BE UNABLE OR DECLINE TO SERVE, PROXIES MAY BE USED TO VOTE FOR A SUBSTITUTE, OR SUBSTITUTES, SELECTED BY THE SUPERVISORY BOARD. WE HAVE NO REASON TO BELIEVE THAT ANY SUBSTITUTE NOMINEE OR NOMINEES WILL BE REQUIRED. NO PROXY WILL BE VOTED FOR MORE THAN ONE NOMINEE FOR EACH POSITION.

PROPOSAL 3--ADOPTION OF ANNUAL ACCOUNTS FOR FISCAL 2000

    It is proposed to adopt our statutory annual accounts (comprising our balance sheet, profit and loss account and the explanatory notes to these accounts) for the fiscal year ending December 31, 2000, prepared in accordance with statutory accounting principles, as required under Dutch law and our articles of association.

    Copies of our statutory annual accounts for fiscal year ended December 31, 2000, and the reports of our Board of Management and Supervisory Board are available for inspection, and can be obtained free of charge by our registered shareholders and other persons entitled to attend our shareholders meetings at the addresses listed under "Distribution of Proxy Material, Available Information."

    OUR MANAGEMENT AND SUPERVISORY BOARDS RECOMMEND A VOTE FOR PROPOSAL 3, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

PROPOSAL 4--DISCHARGE FROM LIABILITY OF MEMBERS OF THE MANAGEMENT AND SUPERVISORY BOARDS.

    As permitted under Dutch law, our articles of association provide that the adoption of our statutory annual accounts shall discharge the members of our Board of Management and the members of our Supervisory Board from liability in respect of the exercise of their duties during the fiscal year concerned. This discharge of liability may be limited by mandatory provisions of Dutch law, and extends only to the actions or omissions disclosed in, or apparent from, the statutory annual accounts. In accordance with recommended practice for Dutch companies, the adoption of the statutory annual accounts (Proposal 3) and the discharge of the members of the Supervisory Board and Board of Management are included on the agenda for the annual meeting as separate proposals.

    OUR MANAGEMENT AND SUPERVISORY BOARDS RECOMMEND A VOTE FOR PROPOSAL 4, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

PROPOSAL 5--APPOINTMENT OF INDEPENDENT AUDITORS

    It is proposed to appoint the firm of Arthur Andersen as independent auditors to audit our books and records for the fiscal year ending December 31, 2001, as recommended by our Board of Management, Supervisory Board and the Audit Committee. Representatives of Arthur Andersen will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES.

    The aggregate fees billed to us by Arthur Andersen for the fiscal year ended December 31, 2000, are as follows:

Audit Fees..................................................  $  565,357
All Other Fees..............................................     820,989]
                                                              ----------
  Total.....................................................  $1,386,346

    OUR MANAGEMENT AND SUPERVISORY BOARDS RECOMMEND A VOTE FOR PROPOSAL 5, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

PROPOSAL 6--EXTENSION OF AUTHORITY OF THE BOARD OF MANAGEMENT TO REPURCHASE
  ORDINARY SHARES

    Under Dutch law and our articles of association, we may, subject to certain Dutch statutory provisions, repurchase up to one-tenth of our outstanding share capital. Any such repurchases are subject to the approval of our Supervisory Board and the authorization by the general meeting of our shareholders, which authorization shall be valid for no more than eighteen months. By shareholders resolution dated March 29, 2000, our Board of Management was authorized, for a period of eighteen months, to repurchase up to one-tenth of our outstanding share capital. This authorization expires in September 2001.

    It is proposed to grant authority to our Board of Management, for an 18 month period ending March 31, 2003, to purchase fully-paid up shares in our capital for a per share consideration (1) not less than the nominal value of these shares and (2) not more than 100% of the highest stock exchange rate quoted on the Nasdaq National Market or the Bourse de Paris, PROVIDED THAT the nominal value of the shares to be acquired, together with shares we already hold or hold in pledge (either directly or through a subsidiary), does not exceed one-tenth of our total issued and outstanding share capital.

    OUR MANAGEMENT AND SUPERVISORY BOARDS RECOMMEND A VOTE FOR PROPOSAL 6, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

PROPOSAL 7--AMENDMENT OF OUR ARTICLES OF ASSOCIATION

    Our Supervisory Board and Board of Management have proposed an amendment to our articles of association to absolve us of the obligation to publish a newspaper advertisement in The Netherlands announcing our general shareholders meetings.

    Under Dutch law, a Dutch public company is obliged to publish a newspaper advertisement in The Netherlands announcing its general shareholders meetings, unless its articles of association provide otherwise. Our articles of association provide that all announcements, notifications and communications to shareholders and other parties with meeting rights will be mailed to our registered shareholders. Our articles of association are currently unclear as to whether we are obliged to publish a newspaper article in The Netherlands in addition to such mailing. We are also subject to the proxy rules promulgated under the U.S. Securities Exchange Act of 1934, which impose on us certain obligations concerning the mailing of materials relating to our shareholders meetings to beneficial owners of our shares (who may not be registered shareholders). In addition, it is our policy to publish general communications to our shareholders (including announcements of our shareholders meetings) on our website, www.completel.com. In light of the foregoing, and in light of the international nature of our structure, we believe that publication of newspaper advertisements in The Netherlands has little contribution to the circulation of the announcements of our shareholders meetings, which does not justify the financial burden involved. Therefore, it is proposed to amend our articles of association to absolve us of the obligation discussed above.

    It is proposed to adopt the proposed amendment and to authorize each member of the Board of Management, as well as any (deputy) civil notary of Stibbe, advocates and civil law notaries in Amsterdam, to apply for ministerial statement of no objections on the draft deed of amendment of the articles of association, to amend the said draft in such a way as may be deemed necessary or advisable in order to obtain such statements of no objections and to execute a deed of amendment of the articles of association. A copy of the proposed amendment is attached as Appendix C to this proxy statement.

    OUR MANAGEMENT AND SUPERVISORY BOARDS RECOMMEND A VOTE FOR PROPOSAL 7, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                          FUTURE SHAREHOLDER PROPOSALS

    Pursuant to the rules under the U.S. Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2002 annual shareholders meeting pursuant to Rule 14a-8 must be received by us at CompleTel Headquarters Europe S.A.S. at Tour Egee, 9-11, allee de l'Arche 92671 Courbevoie Cedex, France, Attention: CompleTel Group investor relations on or before January 1, 2001, to be considered for inclusion in the proxy materials for that meeting.

                                                                      APPENDIX A

                                   CHARTER OF
                              THE AUDIT COMMITTEE
                     OF THE SUPERVISORY BOARD OF DIRECTORS
                            OF COMPLETEL EUROPE N.V.

I.  PURPOSE.

    The primary purpose of the Audit Committee (the "Committee") is to assist the Supervisory Board and Board of Management (together, the "Boards") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

    The outside auditor is ultimately responsible to the Boards and the shareholders. The Boards shall involve the Committee in the report to the Boards by the outside auditor on its audit.

    The Committee will carry out its work solely on the basis of delegation of the entire Boards and will report its findings and proposals to the entire Boards.

II. MEMBERSHIP.

    The Committee shall be comprised of not less than three members of the Supervisory Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers (the "NASD").

    Accordingly, all of the members will be Supervisory Directors:

    1. Who have no relationship to the Company that, in the opinion of the Supervisory Board, may interfere with the exercise of their independence from management and the Company; and

    2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

    In addition, at least one member of the Committee will have accounting or related financial management expertise.

    The members of the Committee shall be elected annually by the Supervisory Board and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the Supervisory Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

III. RESPONSIBILITIES AND DUTIES.

    The Committee's job is one of oversight and it recognizes that the Company's Boards are responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditor, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Supervisory Board.

1. The Committee shall provide an open avenue of communication between the outside auditor, financial and senior management, the internal auditing department, and the Boards.

2. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

3. The Committee shall meet at least annually with the director of internal auditing, the outside auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

4. The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report, inter alia, on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

5. As a whole, or through the Committee chair, the Committee shall review with the outside auditor the Company's interim financial results to be included in the Company's quarterly reports, inter alia, to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS
    No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

6. The Committee shall discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

7.  The Committee shall:

    a. request from the outside auditor annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

    b. discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence; and

    c. recommend that the Boards take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

8. The Committee will evaluate the performance of the outside auditor and share its views with the Boards, which will make appropriate recommendations or nominations to the Company's shareholders as to the selection and approval of the auditors.

9.  The Committee shall:

    a. report Committee actions to the Boards with such recommendations as the Committee may deem appropriate; and

    b. prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

10. The Committee shall perform such other functions consistent with this Charter, the Company's bylaws and governing law as the Boards deems necessary or appropriate.

                                                                      APPENDIX B

                                   CHARTER OF
                           THE COMPENSATION COMMITTEE
                     OF THE SUPERVISORY BOARD OF DIRECTORS
                            OF COMPLETEL EUROPE N.V.

COMMITTEE COMPOSITION:

    The Compensation Committee (the "Committee") of the Supervisory Board (the "Board") of CompleTel Europe N.V. (the "Company"), a company registered under the laws of The Netherlands, will be comprised of at least two members of the Board who are not employees of the Company. The members of the Committee, including the Committee Chair, will be annually appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY:

    The operation of the Committee will be subject to the Articles of Association of the Company and applicable Dutch laws and any other applicable laws, rules or regulations, as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

    1. To recommend the salaries, bonuses and incentives, and all cash, equity and other forms of compensation (the "total compensation") paid to the President and Chief Executive Officer of the Company, other members of the Board of Management of the Company as may be required under Dutch law, and advise and consult with the CEO regarding the compensation scheme for all executive officers.

    2. To advise and consult with the Board of Management to establish policies, practices and procedures relating to the Company's employee stock, option, cash bonus and incentive plans and employee benefit plans and, as may be required under applicable law, administer any such plans.

    3. To administer the Company's employee stock option plan and perform the functions contemplated to be performed by the Board of Management with respect to the President and CEO and all plan participants who may be deemed "officers" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

    4. To advise and consult with the Board of Management regarding managerial personnel policies and compensation schemes.

    5. To review and make recommendations to the full Board concerning any fees and other forms of compensation paid to members of the Supervisory Board for Board and committee service.

    6. To exercise the authority of the Supervisory Board concerning any policies relating to the service by the President and CEO, or any other member of the Board of Management or executive officer, as a director of any unrelated company, joint venture or other enterprise.

    7. At the Committee's sole discretion, to review all candidates for appointment to senior managerial or executive officer positions with the Company and provide a recommendation to the Board.

    8. At the Committee's sole discretion, to annually or periodically interview all officers who directly report to the President and CEO.

    9. To administer the annual performance review of the President and CEO which is completed by the full Board. The Committee Chair together with the Chairman of the Board shall review the results of the performance evaluation with the CEO.

    10. To perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing responsibilities and as may be delegated by the Board from time to time.

    11. To regularly report to the Board the activities of the Committee, or whenever it is called upon to do so.

MEETINGS:

    The Committee will hold regular meetings each year as the Committee may deem appropriate. The President and Chief Executive Officer and Chairman of the Board, and any other invited employees and outside advisors, may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chair.

MINUTES AND REPORTS:

    The Committee will keep minutes of each meeting and will distribute the minutes to each member of the Committee, and to members of the Board who are not members of the Committee and the Secretary of the Company. The Committee Chair will report to the Board the activities of the Committee at the Board meetings or whenever so requested by the Board.

                                                                      APPENDIX C

                             PROPOSED AMENDMENT TO
                          THE ARTICLES OF ASSOCIATION
                            OF COMPLETEL EUROPE N.V.

    Paragraph 1 of Article 23 is revised to read as follows:

    ARTICLE 23--CONVOCATION

[1. All convocations for the General Meeting and all announcements, notifications and communications to shareholders and other parties with meeting rights shall be effected by means of letters sent to the addresses as recorded in the register referred to in Article 7.]

2001 PROXY--ANNUAL SHAREHOLDERS MEETING  COMPLETEL EUROPE N.V.

                            ------------------------

      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE SUPERVISORY BOARD AND
          BOARD OF MANAGEMENT OF COMPLETEL EUROPE N.V. FOR THE ANNUAL
           SHAREHOLDERS MEETING TO BE HELD ON WEDNESDAY, MAY 30, 2001

    The undersigned, who is a registered holder of ordinary shares of CompleTel Europe N.V. ("CompleTel"), hereby constitutes and appoints John Hugo, Anna Lascar and Stefan Sater, and each of them, true and lawful attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual shareholders meeting of CompleTel, to be held at the World Conference Center, Schipholboulevard 127, 1118 BG, Schiphol, The Netherlands, on Wednesday, May 30, 2001, at 1:00 pm, local time, and any adjournment thereof, with all powers of the undersigned would possess if personally present, and to vote, in accordance with the instructions set forth in this proxy, the number of ordinary shares the undersigned would be entitled to vote if personally present.

    THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE SUPERVISORY BOARD AND BOARD OF MANAGEMENT OF COMPLETEL EUROPE N.V., WHICH RECOMMEND A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

                                   IMPORTANT

    DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY CITIBANK, N.A. NO LATER THAN 5:00 P.M. (NEW YORK CITY TIME) ON MAY 23, 2001.

                (TO BE SIGNED AND CONTINUED ON THE REVERSE SIDE)
                                SEE REVERSE SIDE

/X/  Please mark your vote as shown in this example.

1.  To elect the following nominees as Supervisory Directors:

William H. Pearson            / / FOR              / / AGAINST            / / ABSTAIN

James E. Dovey                / / FOR              / / AGAINST            / / ABSTAIN

James C. Allen                / / FOR              / / AGAINST            / / ABSTAIN

Lawrence F. DeGeorge          / / FOR              / / AGAINST            / / ABSTAIN

Paul J. Finnegan              / / FOR              / / AGAINST            / / ABSTAIN

Royce J. Holland              / / FOR              / / AGAINST            / / ABSTAIN

James H. Kirby                / / FOR              / / AGAINST            / / ABSTAIN

James N. Perry                / / FOR              / / AGAINST            / / ABSTAIN

2.  To elect the following nominees a Managing Directors:

FIRST POSITION
First nominee:
Timothy A. Samples            / / FOR              / / AGAINST            / / ABSTAIN
Second nominee:
Richard N. Clevenger:         / / FOR              / / AGAINST            / / ABSTAIN

SECOND POSITION
First nominee:
David E. Lacey                / / FOR              / / AGAINST            / / ABSTAIN
Second nominee:
Jerome de Vitry               / / FOR              / / AGAINST            / / ABSTAIN

THIRD POSITION
First nominee:
Jerome de Vitry               / / FOR              / / AGAINST            / / ABSTAIN
Second nominee:
David E. Lacey                / / FOR              / / AGAINST            / / ABSTAIN

    NOTE: UNLESS YOU VOTE "AGAINST" OR "ABSTAIN," THIS PROXY WILL BE VOTED FOR THE ELECTION OF (a) MR. SAMPLES FOR THE FIRST POSITION; (b) MR. LACEY FOR THE SECOND POSITION; AND (c) MR. DE VITRY FOR THE THIRD POSITION. NO PROXY WILL BE VOTED FOR MORE THAN ONE NOMINEE FOR EACH POSITION.

3. To adopt the statutory annual accounts for the fiscal year ended December 31, 2000:

                              / / FOR              / / AGAINST            / / ABSTAIN

4. To grant discharge to the members of the members of the Supervisory Board and Board of Management from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2000:

                              / / FOR              / / AGAINST            / / ABSTAIN

5. To appoint Arthur Andersen as CompleTel's independent auditors for the fiscal year ending December 31, 2001:

                              / / FOR              / / AGAINST            / / ABSTAIN

6. To extend the authority of the Board of Management to repurchase up to 10% of the issued share capital of CompleTel until March 31, 2003:

                              / / FOR              / / AGAINST            / / ABSTAIN

7. To amend the articles of association of CompleTel to absolve it the obligation to publish a newspaper advertisement in The Netherlands announcing its general meetings of shareholders:

                              / / FOR              / / AGAINST            / / ABSTAIN

                                          Dated: _________________________, 2001

--------------------------------------
Signature

--------------------------------------
Joint-Owner (if any) Signature

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SHARES ARE HELD JOINTLY, EACH JOINT HOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND OTHER SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN. AN AUTHORIZED OFFICER SIGNING ON BEHALF OF A CORPORATION SHOULD INDICATE THE NAME OF THE CORPORATION AND THE OFFICER'S CAPACITY.

                                ATTENDANCE FORM
                             COMPLETEL EUROPE N.V.
       ANNUAL SHAREHOLDERS MEETING TO BE HELD ON WEDNESDAY, MAY 30, 2001

    The undersigned, who is a registered holder of ordinary shares of CompleTel Europe N.V. ("CompleTel"), hereby notifies CompleTel that it wishes to attend and exercise shareholder rights at the annual shareholders meeting of CompleTel to be held at the World Conference Center, Schipholboulevard 127, 1118 BG, Schiphol, The Netherlands, on Wednesday, May 30, 2001, at 1:00 pm, local time, and any adjournment thereof, and requests that CompleTel add its name to the admission list for the meeting.

    Please indicate by check mark if you intend to be represented at the annual meeting by an agent or a power of attorney. Yes / / No / /

                                          Dated: _________________________, 2001

--------------------------------------
Signature

--------------------------------------
Joint-Owner (if any) Signature

NOTE: Please sign exactly as name appears on this form. If shares are held jointly, each joint holder should sign. Executors, administrators, trustees, guardians and other signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer's capacity.

                                   IMPORTANT

DATE, SIGN AND RETURN YOUR ATTENDANCE FORM IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY CITIBANK, N.A. NO LATER THAN 5:00 P.M. (NEW YORK CITY TIME) ON MAY 23, 2001.